Exhibit 10.4

STRATTEC SECURITY CORPORATION

TEAM INCENTIVE PLAN FOR STRATTEC

Bonus For:

•	Non-Employee Members of the Board of Directors

Effective July 2, 2018

41479466

STRATTEC SECURITY CORPORATION

TEAM INCENTIVE PLAN FOR STRATTEC

Bonus For:

•	Non-Employee Members of the Board of Directors

41479466

I.	PLAN OBJECTIVES

A.

To promote the maximization of economic value over the long term by providing incentive compensation to non-employee members of the Board of Directors of STRATTEC SECURITY CORPORATION (the "Company") in a form, which is, designed to financially reward participants for an increase in the value of the Company.

II.	PLAN ADMINISTRATION

A.

The Compensation Committee of the STRATTEC SECURITY CORPORATION Board of Directors (the "Compensation Committee") shall be responsible for the design, administration, and interpretation of the Plan. The Compensation Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

B.

The actions and determinations of the Compensation Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any awards issued hereunder shall be final and conclusive.  Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, such awards under the Plan, whether or not such persons are similarly situated.

C.

The Compensation Committee may retain such accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the Plan. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of any such professional and expert fees of individuals and entities retained under the Plan by the Compensation Committee.

D.

The Compensation Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, which may include delegation of such authority and duties to the Company’s TIPS Committee as determined hereunder or in the discretion of the Compensation Committee.

E.

The Compensation Committee and others to whom the Compensation Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

41479466

III.	DEFINITIONS

In addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

A.	“Accrued Bonus” means the bonus, which is calculated in the manner set forth in Section V.A. below.

B.

"Actual TIPS Performance" means, for the Company on a consolidated basis and in accordance with U.S. generally accepted accounting principles, pre-tax income, prior to any bonus payments, any provision for bonuses or any accrual reversals for bonuses, and after adjusting for non-controlling interests and also adjusted for other unusual income or expense items, all as determined by the Compensation Committee from the Company’s annual consolidated financial statements.  By way of clarification, Actual TIPS Performance and Target TIPS shall each be determined and/or set prior to taking into account any accruals or payments for bonuses earned (or any reversals for over accrual of bonuses) under this Plan, any similar team incentive plan adopted by the Company (or any successor such bonus plan) or other discretionary bonus payments earned or accrued.

C.	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations and rulings.

D.	"Company" means STRATTEC SECURITY CORPORATION.
E.	"Earned Wages" means all fees paid to a member of the Board of Directors in cash during the applicable Plan Year.

F.	"Effective Date" means July 2, 2018. This Plan replaced and supersedes the EVA plan for Non-Employee Members of the Board of Directors which began on June 30, 1997.

G.

"Participant" means any individual who has satisfied the eligibility requirements of the Plan as provided in Section IV. below and who is selected for participation in the Plan by the Compensation Committee during such Plan Year.

H.	"Plan" means this STRATTEC SECURITY CORPORATION Team Incentive Plan For STRATTEC which has been established by the Company for participation by non-employee members of the Board of Directors.

I	"Plan Year" means the one‑year period coincident with the Company’s fiscal year.

41479466

J.	"Target Incentive Award" means the target bonus award level each Participant is eligible to receive and which is equal to a percentage of Earned Wages for such Participant.

K.

"Target TIPS" means the Target Incentive Award level and target Actual TIPS Performance amount established under this Plan by the Compensation Committee for the Plan Year (See Section VI.A. below) and, with respect to the target Actual TIPS Performance amount, shall be calculated and determined in the manner consistent with the definition of Actual TIPS Performance.

L.	"TIPS Committee" means the President and Chief Financial Officer of the Company.

IV.	ELIGIBILITY

A.

Eligibility.  Members of the Company’s Board of Directors who are not regular full-time employees of the Company or one of its directly or indirectly owned subsidiaries are the only individuals eligible to participate in the Plan.

B.

Awards.  Except as otherwise provided in this Plan, the grant of an opportunity to receive cash incentive compensation under the Plan to a Participant (an "Award") and the terms of an Award shall be determined in the discretion of the Compensation Committee in accordance with the terms and purposes of the Plan.  In general, each Award shall pay a bonus amount if the Company attains the specified performance targets that are measured over a specific period of time (the "Measurement Period") related to specified criteria ("Performance Criteria") established by the Compensation Committee consistent with the terms of this Plan.  Awards may vary from Measurement Period to Measurement Period and from Participant to Participant. A Participant shall have no right to receive a grant of an Award hereunder.  Whether to grant an Award or to pay compensation under an Award shall be completely within the discretion of the Compensation Committee.  Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.  As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

41479466

V.	BONUS CALCULATION

A.

Bonus Formula.  Each Participant’s bonus Award under this Plan will be determined as a function of the Participant’s Earned Wages, the Participant’s Target Incentive Award (provided in Section V.B., below), and the Target TIPS (provided in Section VI.A. below) for the Plan Year. Each Participant’s bonus Award will be calculated as follows:

Participant’s Earned Wages	X	Target Incentive Award	X	Actual Target TIPS Performance
B.	Target Incentive Award. The Target Incentive Award for all non-employee Directors will be 40% of Earned Wages.

VI.	PERFORMANCE FACTOR

A.

Performance Criteria.  Target TIPS minimum and maximum financial goals will be set annually by the Compensation Committee of the Board of Directors.  The minimum financial goal would have performance of zero and in the event the Company’s Actual TIPS Performance is below the minimum financial goal for such Plan Year set by the Compensation Committee no bonus amount would be paid to Participants for such Plan Year. The maximum financial goal would have performance of two and any Actual TIPS Performance between the minimum and maximum financial goal would be adjusted on a pro rata basis.

For example, for fiscal 2019 (beginning July 2, 2018), the minimum financial goal for Actual TIPS Performance is set at $12 million and the maximum financial goal for Actual TIPS Performance is $36 million.  After Actual TIPS Performance equals $12 million for a Plan Year, employees start accruing a bonus.  The target percentage will increase incrementally starting at $12 million and ending at $36 million.  For example, to earn a target of .5 the Actual TIPS Performance would need to be $18 million and to earn a target of one (1) the Actual TIPS Performance needs to be $24 million and to earn a target of two (2) the Actual TIPS Performance would need to be $36 million or higher. A target of two is the maximum level of Company performance that will be paid annually to any Participant under the Plan.  If the fiscal 2019 Actual TIPS Performance is less than $12 million, no bonus amount will be paid to any Participant.

41479466

B.

Adjustments to Company Performance.  When Company performance is based on Economic Value Added or any other quantifiable financial or accounting measure, it may be necessary to exclude significant, unusual, unbudgeted or noncontrollable gains or losses from actual financial results in order to measure performance properly.  The Compensation Committee and the TIPS Committee will decide those items that shall be considered in adjusting actual results.  For example, some types of items that may be considered for exclusion in determining Actual TIPS Performance are:

(1)	Any gains or losses which will be treated as extraordinary in the Company’s financial statements (e.g. Pension Settlement Charge)

(2)	Material gains or losses not in the budget and/or the goal which are of a nonrecurring nature and are not considered to be in the ordinary course of business. Some of these would be as follows:

(a)	Gains or losses from the sale or disposal of real estate or property.

(b)	Gains resulting from insurance recoveries when such gains relate to claims filed in prior years.

(c)	Losses resulting from natural catastrophes, when the cause of the catastrophe is beyond the control of the Company and did not result from any failure or negligence on the Company’s part.

VII.	CHANGE IN STATUS DURING THE PLAN YEAR

A.

New Board Members. A newly appointed or elected non-employee Director will accrue a pro rata bonus Award based on Earned Wages received during the first Plan Year in which that Director joins the Board of Directors.

B.	Removal. A non-employee Director removed from the Board of Directors by due process during the Plan Year shall not be eligible for a bonus with respect to that Plan Year.

C.

Resignation, Death, Disability and Retirement.  Except in the event of removal as provided above in Section VII.B., a non-employee Director who ceases to function as a member of the Board of Directors during the Plan Year will be eligible for a pro rata bonus Award based on Earned Wages received.

41479466

VIII.	BONUS PAYMENT

After approval of the Company performance for the applicable Plan Year by the Compensation Committee, payment of the Accrued Bonus earned for the Plan Year shall be made in cash as soon as administratively feasible following the end of the Plan Year in which the Accrued Bonus was earned, but in no event later than September 15 of such Plan Year.

IX.	ADMINISTRATIVE PROVISIONS

A.

Amendments.  The Compensation Committee or the full Board of Directors of the Company shall have the right to amend or restate the Plan at any time and from time to time.  The Company reserves the right to suspend or terminate the Plan at any time.  No modification, amendment, suspension, or termination of the Plan shall, without the consent of any affected Participants (or beneficiaries of such Participants in the event of death), reduce the rights of any such Participants (or beneficiaries, as applicable) to a payment or distribution already earned under the terms of the Plan that were in effect prior to such change.  The provisions of the Plan as in effect at the time of a Participant’s termination of employment shall control as to that Participant, unless otherwise specified in the Plan.

B.	Authority to Act. Except as otherwise provided herein, the Compensation Committee shall act on behalf of the Company for purposes of the Plan.

C.

Interpretation of Plan.  Any decision of the Compensation Committee with respect to any issues concerning individuals selected for awards, the amount, terms, form and time of payment of awards, and interpretation of any Plan guideline, definition, or requirement shall be final and binding.

D.

Right to Continued Service; Additional Awards.  The receipt of a bonus award shall not give the recipient any right to continued membership on the Company’s Board of Directors.   In addition, the receipt of a bonus award with respect to any Plan Year shall not entitle the recipient to an award with respect to any subsequent Plan Year.

41479466

X.	MISCELLANEOUS

A.

Fiduciary Liability; Indemnification.  The Plan is not subject to ERISA.  Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder.  Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person. The Compensation Committee or TIPS Committee shall not be liable for, and shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with any claim, action, suit, or proceeding to which a Compensation Committee or TIPS Committee Member may be a party by reason of any action taken or failure to act under this Plan.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person(s) may be entitled under the Company’s Articles of Incorporation of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

B.	Expenses of the Plan. The expenses of administering this Plan shall be borne by the Company.

C.

Governing Law. The Plan is intended to satisfy the requirements for the deferral of compensation under Code section 409A, or an exemption thereto.  All terms used in the Plan and this Agreement shall be interpreted to the maximum extent possible to satisfy Code section 409A, or an exemption thereto.  This plan shall be construed in accordance with a governed by federal law and the laws of the State of Wisconsin.

41479466

D.

No Trust Created.  Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Compensation Committee and any Participant, his or her designated beneficiary(ies), or any other person.  Participant and the beneficiaries thereof have the status of general unsecured creditors of the Company.  The Plan constitutes a mere promise by the Company to make benefit payments in the future.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.  It is the intention of the parties that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan.

E.

Offset; Clawback, Restoration or Repayment. Notwithstanding any provision of the Plan to the contrary, the Company shall have the right to offset any payment to which a Participant or beneficiary is entitled hereunder by the amount of any debt or other amount owed to the Company by the Participant at the time of such payment.  Each Participant in the Plan who has received an Award under such Plan acknowledges and agrees that any award, whether in the form of a cash payment, an equity grant or in any other form, is subject to any clawback policy, restoration or repayment rules or similar policy adopted now or in the future by the Company, or otherwise by operation of law.

41479466